Exhibit 99.1

Revolution Lighting Technologies Reports Second Quarter 2016 Financial Results

Stamford, CT, August 4, 2016 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the second quarter (Q2) ended June 30, 2016.

•	Revenues of $43.1 million for Q2 2016, an increase of 58% over Q2 2015

•	Gross margin of 31% with Adjusted EBITDA of $3.5 million

•	Q3 2016 Revenue Guidance of $50-52 million versus Q3 2015 of $37.7 million, representing 35% growth over last year and Adjusted EBITDA of 9-11%.

•	Reaffirms full year 2016 Revenue Guidance of $180-$190 million range, representing an increase of approximately 40% (20%+ proforma organic growth) and Adjusted EBITDA of 10-12%.

“We are pleased with our second quarter 2016 operating and financial performance. Through the leadership of our executive and management teams, Revolution Lighting continues to execute its comprehensive long term business strategy, expanding our lighting solutions and services capabilities, and building a leading company brand, exemplifying the very best in product quality, technology and service within the industry for our customers,” said Robert V. LaPenta, Chairman, CEO and President of Revolution Lighting Technologies. “We continue to strengthen all facets of the company, including engineering, operations, sales, marketing, finance, and sourcing to allow our company to successfully address our strong pipeline of business developed through organic growth across existing and new strategic markets.”

Business Highlights for Q2 2016:

•	Acquired TNT Energy, LLC, a preferred provider for three northeast utilities, providing turnkey energy savings solutions for small and large businesses within the commercial, industrial, hospitality, retail, education and municipal sectors. TNT Energy expands the Company’s position within key markets, directly complementing the Company’s division, Energy Source.

•	Awarded $4.3M contract for a turnkey LED retrofit Performance Contract with Siemens Industry Inc. Building Technologies Division for the City of New Bedford, Massachusetts.

•	Completed the underwritten offering of common stock totaling $16.8 million, netting $15.2 million after underwriting, accounting and legal fees. Net proceeds from the offering were used to acquire TNT Energy, LLC, pay down bank debt and for general corporate purposes.

•	The Company’s distributor Brightness LLC purchased $1 million of the company’s common stock.

•	Named Brian L. Daley as Senior Vice President of Sales & Marketing.

•	Awarded $4 million for recent multi-family Development projects, including Reston Station, a 402 unit luxury apartment building located in Reston Station, VA, in addition to several large projects located in Washington D.C. and Georgia.

•	Completed $2.25 million in LED lighting retrofits throughout public school systems within New Jersey (Chester, Chatham & Verona), Pennsylvania (Jim Thorpe & Pottsville) and Connecticut.

•	Completed the LED lighting retrofit of Des Moines University’s six campus buildings, installing the Company’s LED Tubes.

•	Announced the release of next generation Sentinel Systems lighting control technology for municipal and campus settings.

•	Our recently released system enables automated wireless network control of lighting systems for improved security, monitoring, real-time control, and energy efficiency.

Quarter Ended June 30, 2016

For the quarter ended June 30, 2016, total revenues were $43.1 million, compared to $27.2 million in Q2 2015, an increase of 58% (20% proforma organic growth). The increase reflects strong growth from our full service turnkey operations, multi-family installations, and retrofit lamps and related products. Gross profit for the quarter was $13.3 million or 31% of revenue compared to $9.1 million or 33% of revenue for the second quarter of 2015, reflecting a change in product mix versus 2015. We expect gross margin percentage to approximate 32% for Full Year 2016.

Adjusted EBITDA (as defined below) for the three months ended June 30, 2016 was $3.5 million compared to $1.1 million Adjusted EBITDA for the comparable period in 2015. The Company reported an operating loss of $0.5 million for the three months ended June 30, 2016 as compared to $1.1 million operating loss in the same period of 2015. Operating results for the current quarter include non-operating costs, primarily related to one-time acquisition costs, and costs associated with consolidating operations and related workforce reductions of $1.8 million, depreciation and amortization of $1.6 million, and stock-based compensation of $0.6 million. The aggregate charges for the second quarter 2016, related to these items totaled $4.0 million, compared to $2.2 million for the second quarter 2015.

The Company reported a net loss for the three months ended June 30, 2016 of $1.1 million, including the $4.0 million noted above, as compared to a net loss of $1.5 million, including the $2.2 million noted above, for the same period in 2015. Net loss includes the aforementioned charges and interest and other expense of $0.6 million for 2016, and $0.4 million for 2015.

Basic and diluted loss per share attributable to common stockholders was $0.06 for the quarter ended June 30, 2016 as compared to a loss per share of $0.10 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split. Excluding one-time acquisition costs and work force reductions for both 2016 and 2015, net income per share was $0.04 compared to a net loss per share of $0.07, respectively. While the costs associated with consolidating operations and work force reductions adversely impacted the second quarter 2016, these reductions are expected to favorably impact future results.

Six Months Ended June 30, 2016

For the six months ended June 30, 2016, total revenues were $70.7 million, compared to $47.6 million in the same period of 2015, an increase of 49% (23% proforma organic growth). The increase reflects strong growth from our full service turnkey operations, multi-family installations, and retrofit lamps and related products. Gross profit for the period was $22.4 million or 32% of revenue compared to $16.2M or 34% of revenue for the second quarter of 2015, reflecting a change in product mix versus 2015. We expect gross margin percentage to approximate 32% for Full Year 2016.

Adjusted EBITDA (as defined below) for the six months ended June 30, 2016 was $4.3 million compared to $1.2 million Adjusted EBITDA for the comparable period in 2015. The Company reported an operating loss of $2.6 million for the six months ended June 30, 2016 as compared to $3.0 million operating loss in the same period of 2015. Operating results for the period include non-operating costs, primarily related to one-time acquisition costs, and costs associated with consolidating operations and related workforce reductions of $3.0 million, depreciation and amortization of $2.9 million, and stock-based compensation of $1.0 million. The aggregate charges for the period, related to these items totaled $6.9 million, compared to $4.1 million for the same period 2015.

The Company reported a net loss for the six months ended June 30, 2016 of $3.7 million, including $6.9 million noted above, as compared to a net loss of $3.5 million, including $4.1 million noted above for the same period in 2015. Net loss includes the aforementioned charges and interest and other expense of $1.1 million for 2016, and $0.6 million for 2015.

Basic and diluted loss per share attributable to common stockholders was $0.21 for the six months ended June 30, 2016 as compared to a loss per share of $0.25 for the same period in 2015, as adjusted for the 1 for 10 reverse stock split. Excluding one-time acquisition costs and work force reductions for both 2016 and 2015, net loss per share was $0.04 compared to a net loss per share of $0.20, respectively. While the costs associated with consolidating operations and work force reductions adversely impacted the six months ended June 30, 2016, these reductions are expected to favorably impact future results.

Liquidity Position

Despite a significant increase of $25 million in revenue and the related working capital requirements for the first six months of 2016 versus 2015, cash flow from operating activities for the first six months of 2016 was close to breakeven compared to negative $14 million for the same period in 2015.

As of June 30, 2016, the company had approximately $10 million in liquidity from cash on-hand of $5.2 million and availability from its revolving credit facility of $4.4 million. The company expects to be cash flow positive in the second half of 2016.

Guidance

The Company expects Q3 2016 revenue in the $50 - $52 million range, representing an increase of approximately 35% from Q3 2015, and Adjusted EBITDA of 9-11%.

The Company reaffirms full year 2016 Revenue Guidance of $180-$190 million range, representing an increase of approximately 40% (20%+ proforma organic growth) and Adjusted EBITDA of 10-12%.

Further information on Revolution Lighting Technologies’ quarterly results can be found in the Company’s Form 10-Q for the quarter ended June 30, 2016, filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

Q2 2016 Conference Call

Revolution Lighting Technologies will host a conference call and live audio webcast to discuss these financial results at 11 a.m. ET on August 4, 2016. To access the conference call by phone, dial 1-866-652-5200 for the U.S. and 1-412-317-6060 for international callers. All Participants should request to be joined into the Revolution Lighting Technologies Call. The webcast will be available on the Company’s website at www.rvlti.com.

An audio replay of the call will also be available to investors by phone beginning at approximately 2 pm ET on August 4, 2016 until 11:59 p.m. ET on August 18, 2016 by dialing 1-877-344-7529 within the U.S. or 1-412-317-0088 for international callers and entering passcode # 10089965.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, income taxes, depreciation and amortization, long lived asset impairments and stock-based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non-cash charges such as amortization and depreciation, stock-based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock-based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA along with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the three and six months ending June 30, 2016 and 2015 respectively follows:

	(in millions)		(in millions)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Net loss	$(1.1)	$(1.5)	$(3.7)	$(3.5)
Acquisition, severance and transition costs	1.8	0.5	3.0	0.8
Depreciation and amortization	1.6	1.1	2.9	2.1
Stock-based compensation	0.6	0.6	1.0	1.2
Interest and other expense	0.6	0.4	1.1	0.6

Adjusted EBITDA	$3.5	$1.1	$4.3	$1.2

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems.

Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Value Lighting, Tri-State LED, E-Lighting, All-Around Lighting and TNT Energy to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For more information, please visit www.rvlti.com and connect with the Company on [Twitter, LinkedIn and Facebook].

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2015. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

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